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


                                                                     Exhiit 12.1
                              GEORGIA POWER COMPANY
            Computation of ratio of earnings to fixed charges for the
                       five years ended December 31, 2001
                     and the year to date September 30, 2002




                                                                                           Year ended December 31,
                                                            -------------------------------------------------------------------
                                                                 1997            1998             1999             2000
                                                            --------------------------------Thousands of Dollars---------------
EARNINGS  AS DEFINED  IN ITEM 503 OF REGULATION S-K:
Earnings Before Interest and Income Taxes                   $  1,277,565      $  1,249,768      $ 1,158,999      $ 1,192,370
      AFUDC - Debt funds                                           9,030             7,117           12,429           23,396
                                                            -------------     -------------     ------------     ------------
         Earnings as defined                                $  1,286,595      $  1,256,885      $ 1,171,428      $ 1,215,766
                                                            =============     =============     ============     ============




FIXED CHARGES AS DEFINED IN ITEM 503 OF REGULATION S-K:
   Interest  on long-term  debt                             $    196,707      $    182,879      $   164,375      $   171,994
   Interest on affiliated loans                                        0                 0                0                0
   Interest on interim  obligations                                7,795            12,213           19,787           28,262
   Amort of debt disc, premium  and expense, net                  14,191            13,378           15,127           14,257
   Other interest  charges                                        57,623            71,536           75,868           79,396
                                                            -------------     -------------     ------------     ------------
         Fixed charges as defined                           $    276,316      $    280,006      $   275,157      $   293,909
                                                            =============     =============     ============     ============



RATIO OF EARNINGS TO FIXED CHARGES                               4.66             4.49              4.26            4.14


Note:  The above  figures  have  been  adjusted  to  give  effect  to  Georgia  Power Company's  50% ownership  of  Southern
             Electric  Generating  Company.
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


                                                                     Exhiit 12.1
                              GEORGIA POWER COMPANY
            Computation of ratio of earnings to fixed charges for the
                       five years ended December 31, 2001
                     and the year to date September 30, 2002

                                                                                                  Nine
                                                                                                 Months
                                                                                                  Ended
                                                                                              September 30,
                                                           ------------------------------------------------
                                                                        2001                     2002
                                                           -------------------------------------------------
EARNINGS  AS DEFINED  IN ITEM 503 OF REGULATION S-K:
Earnings Before Interest and Income Taxes                     $         1,220,654      $         1,077,452
      AFUDC - Debt funds                                                   13,574                    6,505
                                                              --------------------     --------------------
         Earnings as defined                                  $         1,234,228      $         1,083,957
                                                              ====================     ====================




FIXED CHARGES AS DEFINED IN ITEM 503 OF REGULATION S-K:
   Interest  on long-term  debt                               $           162,546      $           101,540
   Interest on affiliated loans                                            12,389                    8,602
   Interest on interim  obligations                                        12,693                    3,074
   Amort of debt disc, premium  and expense, net                           15,106                   12,021
   Other interest  charges                                                 55,175                   53,427
                                                              --------------------     --------------------
         Fixed charges as defined                             $           257,909      $           178,664
                                                              ====================     ====================



RATIO OF EARNINGS TO FIXED CHARGES                                         4.79                     6.07


Note:  The above  figures  have  been  adjusted  to  give  effect  to  Georgia  Power Company's  50% ownership  of  Southern
             Electric  Generating  Company.